Exhibit 99.1
Serina Therapeutics Reports Full Year 2024 Financial Results and Recent Business Highlights
HUNTSVILLE, March 24, 2025 (GLOBE NEWSWIRE) — Serina Therapeutics, Inc. (“Serina”) (NYSE American: SER), a clinical-stage biotechnology company developing its proprietary POZ Platform™ drug optimization technology, today reported its financial results for the full year ended December 31, 2024 and provided recent business highlights.
"We are encouraged by the progress we’ve made this year. Our partnership with Enable Injections’ wearable technology, combined with our POZ optimization technology, is poised to deliver a differentiated product profile and potential best-in-class therapy for advanced Parkinson’s patient care. We are on track towards our goal of dosing the first patient in a Phase 1b clinical trial in the fourth quarter,” said Steve Ledger, CEO of Serina Therapeutics. "We also continue to advance our POZ Platform™ in addressing complex neurological needs and remain committed to pushing the boundaries of the platform’s potential in RNA and ADC therapeutics innovation to improve patient outcomes and quality of life."
Recent Highlights
•$10 Million Financing: In November 2024, Serina secured a $10 million equity financing from strategic shareholder JuvVentures (UK) Limited. The funding, received in two tranches of $5 million each in November 2024 and January 2025, is being used to advance SER-252 (POZ-apomorphine) into a Phase 1 clinical trial in advanced Parkinson's disease patients.
•Sale of UniverXome Subsidiary: In December 2024, Serina finalized the sale of its UniverXome subsidiary, eliminating $11.2 million in subsidiary-level debt. This transaction strengthens Serina's financial position, providing a debt-free balance sheet to support the clinical development of SER-252 and expansion of its POZ Platform™ applications.
•Board Appointments: In January 2025, Serina appointed Karen J. Wilson to its Board of Directors. Ms. Wilson, an accomplished financial executive in life sciences with expertise in corporate finance, accounting, and strategic planning, enhances Serina’s financial and strategic capabilities. In February 2025, Dr. Jay Venkatesan joined the Board, bringing extensive leadership experience in biotechnology, including corporate strategy, business development, and capital markets. These additions strengthen Serina’s Board as the company advances its innovative therapeutic pipeline and prepares for key growth milestones.
•Partnership and Presentations with Enable Injections: Building on its collaboration with Enable Injections, Serina presented a case study at the 14th Annual Injectables Summit in Boston, MA, detailing the combination of Serina’s lead candidate, SER-252 (POZ-apomorphine), with Enable’s enFuse™ wearable drug delivery platform. This innovative partnership aims to enhance patient comfort and convenience, providing continuous dopaminergic stimulation (CDS) for Advanced Parkinson's Disease patients through easy-to-administer subcutaneous injections.
Annual 2024 Operating Results
Revenues: Revenues were $56 thousand for the year ended December 31, 2024, compared to $3.2 million for the same period in 2023. Revenues for 2024 were comprised entirely of grant revenues from the National Institutes of Health. In 2023, revenues of $3.2 million was earned, largely from a one-time upfront payment of $3.0 million from a non-exclusive license agreement with Pfizer, Inc. to use POZ polymer technology in lipid nanoparticle drug delivery formulations.
Operating expenses: Operating expenses for the years ended December 31, 2024 and 2023 were $17.1 million and $6.3 million, respectively.
Research and Development (R&D) Expenses: R&D expenses were $7.5 million for the year ended December 31, 2024, compared to $2.4 million for the same period in 2023. The increase of $5.1 million was primarily driven by (1) $1.8 million increase in compensation and related expenses, including $0.7 million in payroll and related expenses plus $0.6 million in stock-based compensation, as a result of higher headcount, (2) $1.9 million increase to outside services to develop our lead product candidate, SER 252 for research programs, (3) $0.4 million increase in consultants for research and development services, (4) amortization of $0.7 million for a prepaid technology access fee, and (5) $0.3 million for severance and related costs.

General and Administrative Expenses: G&A expenses were $9.6 million for the year ended December 31, 2024, compared to $3.9 million for the same period in 2023. The increase of $5.7 million was primarily driven by (1) $2.5 million increase in compensation and related expenses, including $0.5 million in payroll and related expenses and $2.0 million in stock-based compensation from new stock options granted to directors and new hires (2) $1.0 million increase in consulting expenses to assist with the implementation of new platforms and software, (3) $0.6 million increase in directors and officers insurance, (4) $0.9 million increase in legal fees for the maintenance of certain patent and other intellectual property and biological material assets, (5) $0.5 million increase in outside professional services, and (6) $0.3 million increase for severance and related costs. These increases were offset by a $0.1 million decrease in depreciation.
Other Income (Expense), Net: Other income, net was $5.8 million for the year ended December 31, 2024, compared to $8.4 million for the same period in 2023. The decrease of $2.6 million was primarily attributable to the aggregate change in the fair value of the Legacy Serina Convertible Notes and the AgeX-Serina Note which amounted to a $14.6 million non-cash loss combined with a $0.1 million net decrease in miscellaneous expenses that were individually insignificant partially offset by a $12.1 million gain from the change in fair value of liability classified warrants.
Net Loss: The net loss attributable to Serina for the year ended December 31, 2024 was $11.1 million, or $(1.51) per basic and diluted share, compared to net income of $5.3 million, or $2.36 per basic share and $0.73 per diluted share for 2023.
Liquidity Information
Cash and cash equivalents totaled $3.7 million as of December 31, 2024.
The Company projects its cash and cash equivalents as of December 31, 2024 along with the $5.0 million of cash proceeds received from Juvenescence in January 2025 to last through the second quarter of 2025.
About Serina Therapeutics
Serina is a clinical-stage biotechnology company developing a pipeline of wholly owned drug product candidates to treat neurological diseases and other indications. Serina’s POZ PlatformTM provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). Serina is headquartered in Huntsville, Alabama on the campus of the HudsonAlpha Institute of Biotechnology.
About the POZ Platform™
Serina’s proprietary POZ technology is based on a synthetic, water soluble, low viscosity polymer called poly(2-oxazoline). Serina’s POZ technology is engineered to provide greater control in drug loading and more precision in the rate of release of attached drugs delivered via subcutaneous injection. The therapeutic agents in Serina’s product candidates are typically well-understood and marketed drugs that are effective but are limited by pharmacokinetic profiles that can include toxicity, side effects and short half-life. Serina believes that by using POZ technology, drugs with narrow therapeutic windows can be designed to maintain more desirable and stable levels in the blood.
Serina’s POZ platform delivery technology has potential for use across a broad range of payloads and indications. Serina intends to advance additional applications of the POZ platform via out-licensing, co-development, or other partnership arrangements, including the non-exclusive license agreement with Pfizer, Inc. to use Serina’s POZ polymer technology for use in lipid nanoparticle drug (LNP) delivery formulations.
About SER-252 (POZ-apomorphine)
SER 252 is an investigational apomorphine therapy developed with Serina’s POZ platform and designed to provide continuous dopaminergic stimulation (CDS). CDS has been shown to reduce the severity of levodopa-related motor complications (dyskinesia) in Parkinson’s disease. Preclinical studies support the potential of SER 252 to provide CDS without skin reactions. Serina plans to advance SER 252 to clinical testing in 2025.
For more information, please visit https://serinatherapeutics.com.
Cautionary Statement Regarding Forward-Looking Statement
This release contains forward-looking statements within the meaning of federal securities laws. These statements are based on management’s current expectations, plans, beliefs or forecasts for the future, and are subject to uncertainty and changes in circumstances. Any express or implied statements in this press release that are not statements of historical fact, including statements about the potential of Serina’s POZ polymer technology, Serina’s estimates regarding future revenue, expenses, capital requirements and need for additional financing, the sufficiency of Serina’s existing cash and cash equivalents to support operations through the second quarter of 2025, and Serina’s planned clinical programs, including planned clinical trials, are forward-looking statements that involve substantial risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Risks and uncertainties include, among other things, the uncertainties inherent in research and development, including the ability to meet anticipated clinical endpoints, commencement and/or completion dates for clinical trials, regulatory submission dates, regulatory approval dates and/or launch dates, as well as the possibility of unfavorable new clinical data and further analyses of existing clinical data; Serina’s ability to continue as a going concern; the risk that clinical trial data are subject to differing interpretations and assessments by regulatory authorities; whether regulatory authorities will be satisfied with the design of and results from our clinical studies; whether and when any applications may be filed for any drug or vaccine candidates in any jurisdictions; whether and when regulatory authorities may approve any potential applications that may be filed for any drug or vaccine candidates in any jurisdictions, which will depend on a myriad of factors, including making a determination as to whether the product’s benefits outweigh its known risks and determination of the product’s efficacy and, if approved, whether any such drug or vaccine candidates will be commercially successful; decisions by regulatory authorities impacting labeling, manufacturing processes, safety and/or other matters that could affect the availability or commercial potential of any drug or vaccine candidates; and competitive developments. These risks as well as other risks are more fully discussed in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and the company’s other periodic reports and documents filed from time to time with the SEC. The information contained in this release is as of the date hereof, and Serina assumes no obligation to update forward-looking statements contained in this release as the result of new information or future events or developments.

For inquiries, please contact:
Stefan Riley
sriley@serinatherapeutics.com
(256) 327-9630

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(Unaudited)

	December 31,
	2024	2023
ASSETS
Current assets:
Cash and cash equivalents	$3,672	$7,619
Prepaid expenses and other current assets	2,004	—
Total current assets	5,676	7,619

Property and equipment, net	501	573
Right of use assets - operating leases	461	666
Right of use assets - finance leases	86	110
TOTAL ASSETS	$6,724	$8,968

LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY/(DEFICIT)
Current liabilities:
Accounts payable	$744	$580
Accrued expenses	1,429	583
Other current liabilities	193	250
Total current liabilities	2,366	1,413

Warrant liability	3,582	—
Convertible promissory notes, at fair value	—	2,983
Operating lease liabilities, net of current portion	268	461
Finance lease liabilities, net of current portion	—	1
TOTAL LIABILITIES	6,216	4,858

Commitments and contingencies (Note 12)

Redeemable convertible preferred stock:
Redeemable convertible preferred stock	—	36,404
Stockholders’ equity (deficit):
Common stock	1	—
Additional paid-in capital	44,958	883
Accumulated deficit	(44,318)	(33,177)
Total Serina Therapeutics, Inc. stockholders’ equity (deficit)	641	(32,294)
Noncontrolling interest	(133)	—
Total stockholders’ equity (deficit)	508	(32,294)
TOTAL LIABILITIES, REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ EQUITY(DEFICIT)	$6,724	$8,968

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Year Ended December 31,
	2024	2023
REVENUES
License revenues	$—	$3,000
Grant revenues	56	153
Total revenues	56	3,153

OPERATING EXPENSES
Research and development	7,480	2,388
General and administrative	9,624	3,894
Total operating expenses	17,104	6,282

Loss from operations	(17,048)	(3,129)

OTHER INCOME (EXPENSE), NET
Interest expense	(526)	(558)
Fair value inception adjustment on convertible promissory note	—	2,240
Change in fair value of convertible promissory notes	(7,017)	5,356
Change in fair value of warrants	13,156	1,077
Other income, net	228	283
Total other income, net	5,841	8,398

NET (LOSS) INCOME	(11,207)	5,269
Net loss attributable to noncontrolling interest	66	—

NET (LOSS) INCOME ATTRIBUTABLE TO SERINA THERAPEUTICS, INC.	$(11,141)	$5,269

NET (LOSS) INCOME PER COMMON SHARE:
BASIC	$(1.51)	$2.36
DILUTED	$(1.51)	$0.73

WEIGHTED-AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC	7,359	2,235
DILUTED	7,359	7,351

SERINA THERAPEUTICS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
OPERATING ACTIVITIES:
Net (loss) income	$(11,207)	$5,269
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization	194	90
Non-cash lease expense	227	174
Non-cash interest expense on convertible promissory note	164	558
Amortization of debt issuance costs	345	—
Stock-based compensation	2,595	25
Fair value inception adjustment on convertible promissory note	—	(2,240)
Change in fair value of convertible promissory notes	7,017	(5,356)
Change in fair value of warrants	(13,156)	(1,077)
Changes in operating assets and liabilities:
Grant receivable	65	—
Prepaid expenses and other current assets	(1,906)	16
Accounts payable	(1,661)	393
Accrued expenses	400	(140)
Operating lease liabilities	(214)	(188)
Net cash used in operating activities	(17,137)	(2,476)

INVESTING ACTIVITIES:
Purchase of property and equipment	(22)	(504)
Net cash used in investing activities	(22)	(504)

FINANCING ACTIVITIES:
Proceeds from the issuance of common stock and warrants to Juvenescence	5,000	—
Drawdown on loan facilities from Juvenescence	3,043	—
Cash and restricted cash acquired in connection with the Merger	337	—
Proceeds from the exercise of stock options	12	15
Proceeds from the exercise of Post-Merger Warrants by Juvenescence	4,988	—
Proceeds from the issuance of convertible promissory notes	—	10,100
Principal repayment on loan facilities to Juvenescence	(133)	—
Principal repayments on finance lease liabilities	(35)	(48)
Net cash provided by financing activities	13,212	10,067

NET CHANGE IN CASH AND CASH EQUIVALENTS	(3,947)	7,087

CASH AND CASH EQUIVALENTS:
At beginning of the year	7,619	532
At end of the year	$3,672	$7,619